      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1998
                                                 REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    --------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                         WESTINGHOUSE AIR BRAKE COMPANY
             (Exact name of Registrant as Specified in its Charter)

                DELAWARE                                         25-1615902
     (State or Other Jurisdiction of                          (I.R.S. Employer
     Incorporation or Organization)                          Identification No.)

                              1001 AIR BRAKE AVENUE
                      WILMERDING, PENNSYLVANIA 15148-0001
   (Address, including zip code, of Registrant's Principal Executive Offices)

                         WESTINGHOUSE AIR BRAKE COMPANY
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                    --------

                               ALVARO GARCIA-TUNON
                                 VICE PRESIDENT
                         WESTINGHOUSE AIR BRAKE COMPANY
                              1001 AIR BRAKE AVENUE
                       WILMERDING, PENNSYLVANIA 15148-0001
                                 (412) 825-1000
           (Name and address, including zip code and telephone number, including area code, of agent for service)

                                    COPY TO:
                          PASQUALE D. GENTILE, ESQUIRE
                          REED SMITH SHAW & MCCLAY LLP
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
              Title Of                                        Proposed           Proposed
             Securities                     Amount             Maximum            Maximum            Amount Of
                To Be                        To Be         Offering price        Aggregate         Registration
             Registered                   Registered(1)      Per Share(2)     Offering Price            Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
per share . . . . . . . . . . . . . . . .500,000 shares        $27.34           $13,670,000          $4,142.42
====================================================================================================================

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Westinghouse Air Brake Company 1998 Employee Stock Purchase Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.
(2) Estimated pursuant to Rules 457(h) and (c), solely for the purpose of calculating the registration fee. The price per share is estimated to be $27.34, based on the average of the high and low sales price of the Common Stock as reported on the New York Stock Exchange Composite transactions listing for May 26, 1998 as quoted in the Wall Street Journal.

================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Westinghouse Air Brake Company (the "Company") with the Securities and Exchange Commission (File No. 1-13782) are hereby incorporated in this Registration Statement by reference and made a part of this Registration Statement:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above; and

                  (c) the description of the Company's Common Stock set forth in the Company's Form 8-A filed May 19, 1995 and any description of the Common Stock which is contained in a later registration statement filed by the Company pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         1. Section 145 of the Delaware General Corporation Law ("DGCL").
Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         To the extent that a former or present director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

                  (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

                  (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

                  (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or

                  (4) by the stockholders.

         Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

         2. Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of the Company, October 19, 1989). As noted in paragraph 3 below, the Company's Amended and Restated Certificate of Incorporation (the "Company Charter") includes a provision contemplated by Section 102(b)(7) of the DGCL.

         3. Certificate of Incorporation Provision on Liability of Directors. The Company Charter eliminates the liability of its directors to the fullest extent permitted by Section 102(b)(7) of the DGCL. The Company Charter provides that the Company's directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief are available under Delaware law.

         4. Indemnification Agreements. The Company has entered or intends to enter into Indemnification Agreements (the "Indemnification Agreements") with its directors, officers and certain employees, agents, fiduciaries and designees (each an "Authorized Representative"). The Indemnification Agreements authorize the Company to pay all or part of certain expenses and liabilities of the Authorized Representatives, either in advance or otherwise, upon written request from such Authorized Representatives. The Indemnification Agreements indemnify the Authorized Representatives in accordance with and to the maximum extent permitted by the Company Charter and Sections 102(b)(7) and 145 of the DGCL, all as described in the immediately preceding paragraphs.

         5. Director and Officer Liability Insurance. The Company maintains director and officer liability insurance covering its directors and officers with respect to certain liabilities which they may incur in connection with their serving as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        Exhibit
          No.
        -------

         4.1 Restated Certificate of Incorporation of the Company dated January 30, 1995, as amended March 30, 1995, incorporated herein by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-90866) filed with the Commission on April 3, 1995.

         4.2 Amended and Restated Bylaws of the Company, as adopted effective March 31, 1997, incorporated herein by reference to the Company's Registration Statement on Form S-8 (Registration No. 333-39195) filed with the Commission on October 31, 1997.

         5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the Common Stock, filed herewith.

         23.1              Consent of Reed Smith Shaw & McClay (included in
                           Exhibit 5.1 filed herewith).

         23.2              Consent of Arthur Andersen LLP, filed herewith.

         24.1 Power of Attorney, contained on the signature page to this Registration Statement.


ITEM 9.  UNDERTAKINGS.


         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended, (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WILMERDING, STATE OF PENNSYLVANIA, ON THE 28TH DAY OF MAY, 1998.

                                  WESTINGHOUSE AIR BRAKE COMPANY

                                  BY  /s/ WILLIAM E. KASSLING
                                    --------------------------------------------
                                   WILLIAM E. KASSLING, CHAIRMAN OF THE
                                   BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William E. Kassling and Robert J. Brooks, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 28TH DAY OF MAY, 1998.

                  Name                                                          Title
                  ----                                                          -----

 /s/ WILLIAM E. KASSLING                                                        Chairman of the Board, President
-----------------------------------                                                and Chief Executive Officer
William E. Kassling                                                                (principal executive officer)


 /s/ ROBERT J. BROOKS                                                           Chief Financial and
-----------------------------------                                                Accounting Officer and Director
Robert J. Brooks                                                                   (principal financial officer and
                                                                                   principal accounting officer)

 /s/ JAMES C. HUNTINGTON                                                        Director
-----------------------------------
James C. Huntington

 /s/ KIM G. DAVIS                                                               Director
-----------------------------------
Kim G. Davis

                                                                                Director
-----------------------------------
Emilio A. Fernandez

 /s/ JAMES V. NAPIER                                                            Director
-----------------------------------
James V. Napier

                                                                                Director
-----------------------------------
James P. Kelley

                         WESTINGHOUSE AIR BRAKE COMPANY

                        1998 EMPLOYEE STOCK PURCHASE PLAN


                                 -------------


                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                  Exhibit Index
                                  -------------

Exhibit                                                               Sequential
  No.                        Document                                    Page
-------                      --------                                 ----------

  4.1       Restated Certificate of Incorporation of the Company
            dated January 30, 1995, as amended March 30, 1995,
            incorporated herein by reference to the Company's
            Registration Statement on Form S-1 (Registration
            No. 33-90866) filed with the Commission on
            April 3, 1995.                                                 --

  4.2       Amended and Restated Bylaws of the Company,
            as adopted effective March 31,1997, incorporated
            herein by reference to the Company's Registration
            Statement on Form S-8 (Registration No. 333-39159,
            filed with the Commission on October 31, 1997).                --

  5.1       Opinion of Reed Smith Shaw & McClay, as to the legality
            of the Common Stock, filed herewith.                            8

 23.1       Consent of Reed Smith Shaw & McClay (included
            in Exhibit 5.1 filed herewith).                                --

 23.2       Consent of Arthur Andersen LLP, independent
            accountants, filed herewith.                                   10

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.